EXHIBIT 10.2

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this “Agreement”) is entered into by and among the following parties on August 8, 2019:

(1)

Shanghai Cangyun Management Consulting Co., Ltd.  (“Pledgee”), a wholly foreign owned enterprise registered in Shanghai, People’s Republic of China (“PRC”) with its address at Room 3166, 3rd Floor, Building 6, No. 1328, Yixian Road, Baoshan District, Shanghai, PRC;

(2)

Xingtao ZHOU (ID Card No.: 【510106197905196219】) (“Pledgor A”), a PRC citizen with an address at 【No. 2, unit 4, building 8, no. 8, chandian zi youmiao road, jinniu district, chengdu】, PRC;

(3)

Wei WANG (ID Card No.: 【110103197902030930】) (“Pledgor B”), a PRC citizen with an address at 【No. 14, lane 1, dongxiao city, chongwen district, Beijing】, PRC; and

(4)

Yaqin FU (ID Card No.: 【650204196402220028】) (“Pledgor C”, together with Pledgor A and Pledgor B, “Pledgors” and each, a “Pledgor” ), a PRC citizen with an address at 【No. 88, lane 7171, shenjiang road, pudong new area, Shanghai】, PRC.

Pledgee and Pledgors are hereinafter jointly referred to as the “Parties” and individually, as a “Party”.  Each of Pledgors’ obligations under this Agreement shall be joint and several.

Whereas:

(A)

Pledgor A, Pledgor B and Pledgor C are all of the registered shareholders of Hainan Cangbao Tianxia Cultural Relic Co., Ltd., Cangbao Tianxia（Shanghai）Cultural Relic Co., Ltd.The former limited liability company registered in Hainan, PRC with its address at Room 609, 6th Floor, Shengda Plaza, No. 61, Guoxing Ave. Meilan District, Haikou City, Hainan Province, PRC, the later limited liability company registered in shanghai,PRC with its address at room 169, area C, 5th floor, building 1, no.6 kangye road, zhujiajiao town, qingpu district,hereinafter both of them referred to as “Domestic Company”), and respectively hold 56%, 24% and 20% of the equity interests in the two Domestic Companys.  The equity structure of Domestic Company as of the date of execution of this Agreement is set forth in Appendix I.

(B)

Pursuant to a Call Option Agreement dated as of August 8, 2019 between the Pledgee and the Pledgors (hereinafter, the “Option Agreement”), the Pledgors have agreed, subject to PRC law, to transfer part or all of the equity interests of

Domestic Company to the Pledgee and/or any other entity or individual designated by the Pledgee at the request of the Pledgee.

(C)

Pursuant to a Proxy Agreement dated as of August 8, 2019 among the Pledgee, the Pledgors and the Domestic Company (hereinafter, the “Proxy Agreement”), the Pledgors had irrevocably appointed the Pledgee as proxy and vested the Pledgee with full power to exercise on their behalf all of their shareholders’ voting rights in respect of Domestic Company.

(D)

As security for performance by the Pledgors of the Contract Obligations (as defined below) and discharge and satisfaction of the Secured Debts (as defined below), the Pledgors agree to pledge all of their equity interests in the Domestic Company to the Pledgee and grants the Pledgee the right to repayment in first priority on and subject to the terms of this Agreement.

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1.

Definitions

1.1

Unless the context otherwise requires, the following terms in this Agreement shall have the following meanings:

“Breaching Event” shall mean any breach by any of the Pledgors of any of his Contract Obligations (as defined below).

“Contract Obligations” shall mean all contractual obligations of the Pledgors under the Option Agreement and the Proxy Agreement; and all contractual obligations of the Pledgors under this Agreement.

“Pledged Equity” shall mean all of the equity interests in Domestic Company which are legally owned by the Pledgors as of the effective date hereof and are to be pledged to the Pledgee pursuant to the provisions hereof as the security for the Secured Debts (as defined below).

“PRC Law” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Secured Debts” shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by Pledgee due to any Breaching Event of any of the Pledgors; and all fees incurred by Pledgee for the enforcement of the Contract Obligations of the Pledgors.

“Transaction Agreements” shall mean the Option Agreement and the Proxy Agreement.

1.2

The references to any PRC Law herein shall be deemed:

(1)

to include references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)

to include references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3

Unless otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant article, clause, item or paragraph of this Agreement.

2.

Equity Pledge

2.1

Pledgors shall have been registered at the local branch of State Administration for Industry and Commerce (hereinafter, “SAIC”) as the shareholders of the Domestic Company holding their respective proportions of equity interests in the Domestic Company as set forth in Appendix I above and hold such equity interests free and clear of encumbrances.

2.2

The Pledgors hereby undertake that they will be responsible for, recording the equity pledge arrangement hereunder (hereinafter, the “Equity Pledge”) on the shareholder register of Domestic Company on the date hereof, and will use their best endeavors to register the Equity Pledge with SAIC.

2.3

During the term of this Agreement, the Pledgee shall not be liable in any way for impairment in value of the Pledged Equity, nor shall Pledgors have any right to make any claims against Pledgee for such impairment in value, except where such impairment in value is directly caused by Pledgee’s willful misconduct or gross negligence.

2.4

Subject to Article 2.3 above, in case of any actual or potential impairment in value of the Pledged Equity, the Pledgee may request the Pledgors to provide additional guarantees or security to secure the Contract Obligations and the Secured Debts.  If the Pledgors fail to comply with the said request to the satisfaction of the Pledgee, the Pledgee may in its discretion dispose of the Pledged Equity on behalf of the Pledgors, and apply the proceeds from such sale towards payment of the Secured Debts, or may deposit such proceeds to the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgors).

2.5

Upon the occurrence of any Breaching Event, the Pledgee shall have the right to dispose of the Pledged Equity in the manner set forth in Article 4 hereof.

2.6

Without the prior written consent of the Pledgee, the Pledgors shall not increase the registered capital of Domestic Company by contributing additional capital, or allowing any third party to contribute additional capital, to Domestic Company.

2.7

Without the prior written consent of the Pledgee, the Pledgors shall not pass any shareholders’ resolution to by any other means permit the Domestic Company to declare or distribute any dividends or profits.

2.8

Without the prior written consent of the Pledgee, the Pledgors shall not enter into any transactions with Domestic Company.

3.

Release of Pledge

Upon full and complete performance by relevant Pledgors of all of their Contract Obligations or the full discharge and satisfaction of the Secured Debts, the Pledgee shall, at the request of the Pledgors, release the pledge, and shall cooperate with relevant Pledgors to go through the formalities to cancel the record of the Equity Pledge in the shareholder register of Domestic Company, and all expenses reasonably incurred in connection with such release shall be borne by the Pledgors.

4.

Disposal of the Pledged Equity

4.1

The Pledgors and the Pledgee hereby agree that, upon the occurrence of any Breaching Event, the Pledgee shall have the right to exercise, upon giving written notice to Pledgors, all of the rights and powers enjoyed by them under PRC Law, the Transaction Agreements and the terms hereof, including but not limited to being repaid in priority with proceeds from the sale of the Pledged Equity. The Pledgee shall not be liable for any loss as the result of their reasonable exercise of such rights and powers.

4.2

The Pledgee shall have the right to designate in writing its legal counsel or other agents to exercise on its behalf any and all rights and powers referred to above, and the Pledgors shall not raise any objection thereto.

4.3

The reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct the costs actually incurred from the proceeds that they acquire from the exercise of its rights and powers.

4.4

The proceeds that the Pledgee acquire from the exercise of its rights and powers shall be applied in the following order of priority:

(1)

first, to pay any cost incurred in connection with the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including remuneration paid to its legal counsels and agents);

(2)

second, to pay any taxes and levies payable for the disposal of the Pledged Equity (for the avoidance of doubt, such taxes do not include any income tax); and

(3)

third, to repay the Pledgee for the Secured Debts.

Any proceeds remaining after payment of the above amounts shall be returned to the Pledgors or other persons entitled thereto according to relevant laws and regulations or deposited with the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgors).

5.

Continuity and No Waiver

The Equity Pledge hereunder is a continuous security, and will continue to be valid until the full performance of the Contract Obligations or the full discharge and satisfaction of the Secured Debts.  Neither exemption or grace period granted by the Pledgee to the Pledgors in respect of any breach, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement, shall affect the rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of the Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by the Pledgors or the rights the Pledgee may be entitled to due to any subsequent breach by the Pledgors of their obligations under the Transaction Agreements and/or this Agreement.

6.

Representations and Warranties

6.1

As of the date of this Agreement and during the term of this Agreement through the date of termination or expiration of this Agreement, Pledgors hereby represent and warrant as follows:

(a)

Each of the Pledgors is a PRC citizen with power and capacity to execute and perform his obligations under this Agreement.

(b)

The execution and performance of this Agreement by the Pledgors do not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting Pledgors, nor do they violate any agreements between Pledgors and any third party or any covenants made to any third party.

(c)

This Agreement constitutes the lawful, valid and enforceable obligations of the Pledgors.

(d)

All reports, documents and information provided by the Pledgors to the Pledgee are true, correct and accurate in all material respects.

(e)

The Pledgors constitute the only legal owners of the Pledged Equity, with no existing dispute concerning the ownership of the Pledged Equity.  Except for the restrictions imposed by the Transaction Agreements and this Agreement, the Pledgors have the right to dispose of the Pledged Equity or any part thereof.

(f)

Except for the encumbrance set on the Pledged Equity hereunder and the rights set forth under the Transaction Agreements, there is no other encumbrance or third party interest over the Pledged Equity.

(g)

The Pledged Equity is capable of being pledged or transferred according to PRC Law, and the Pledgors have the full right and power to pledge the Pledged Equity to the Pledgee according to this Agreement.

(h)

Any consent, permission, waiver or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities with any government authority to be effected or obtained in respect of the execution and performance hereof and the creation of the Equity Pledge hereunder have been handled or obtained, and will be fully effective during the term of this Agreement.

(i)

The pledge hereunder constitutes a first pledge on the Pledged Equity.

(j)

All taxes and fees payable in connection with the acquisition of the Pledged Equity have already been paid in full by the Pledgors.

(k)

There is no pending or, to the knowledge of the Pledgor, threatened litigation, legal process or demand by any court or any arbitral tribunal against each Pledgor, or his property, or the Pledged Equity, nor is there any pending or, to the knowledge of the Pledgor, threatened litigation, legal process or demand by any government authority or any administration authority against each Pledgor, or its property, or the Pledged Equity, which would have a material adverse effect on the economic status of each Pledgor or his capability to perform the obligations hereunder and the Contract Obligations or to discharge and satisfy the Secured Debts.

6.2

As of the date of this Agreement and during the term of this Agreement through the date of termination or expiration of this Agreement, Pledgee hereby represents and warrants as follows:

(a)

Pledgee is a Sino-foreign equity joint venture enterprise duly registered and existing under PRC Law.

(b)

Pledgee has the power to execute and perform its obligations under this Agreement.  The execution and performance of this Agreement by

Pledgee is in compliance with the articles of association or other organizational documents of Pledgee, and Pledgee has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

This Agreement shall constitute lawful, valid and enforceable obligations of the Pledgee.

7.

Undertakings by the Pledgors

The Pledgors hereby undertake to the Pledgee as follows:

(a)

Without the prior written consent by the Pledgee, the Pledgors shall not establish or permit to establish any further pledge or any other encumbrance on the Pledged Equity. Any pledge or other encumbrance on all or part of the Pledge Property without such prior written consent shall be null and void.

(b)

Without having the Pledgee’s prior written consent, the Pledgors shall not transfer the Pledged Equity, and any attempt by the Pledgors to transfer the Pledged Equity shall be null and void.  The proceeds from the transfer of the Pledged Equity by the Pledgor shall be used to repay to the Pledgee in advance the Secured Debts or submit the same to the third party agreed with the Pledgee.

(c)

The Pledgors shall promptly notify the Pledgee of any litigation, arbitration, claim or other proceedings which may adversely affect the interest of the Pledgors or the Pledgee under the Transaction Agreements and hereunder or in respect of the Pledged Equity, and shall take all reasonable measures to defend such proceedings and protect the interest of the Pledgee in the Pledged Equity.

(d)

The Pledgors shall not take or permit any act or action which may adversely affect the interest of the Pledgee under the Transaction Agreements and hereunder or in respect of the Pledged Equity.

(e)

The Pledgors shall, within the first month of each calendar quarter, provide the financial statements, including (but not limited to) the balance sheet, the profit statement and the cash flow statement of Domestic Company for the previous calendar quarter.

8.

Change of Circumstances

As supplement and subject to compliance with other terms of the Transaction Agreements and this Agreement, the event of any promulgation or change of any PRC Law, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures which causes the Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the

Pledged Equity in the manner provided herein, the Pledgors shall, at the written direction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take all actions and/or execute any agreement or other document, in order to:

(1)

keep this Agreement valid and effective;

(2)

facilitate the disposal of the Pledged Equity in the manner provided herein; and/or

(3)

maintain or realize the intention or the security established hereunder.

9.

Effectiveness and Term of the Agreement

9.1

This Agreement shall become effective when the Equity Pledge hereunder has been legally recorded in the shareholders’ register of Domestic Company.  The Pledgors shall provide the registration certification of the Equity Pledge being recorded in the shareholders’ register to the Pledgee in a manner satisfactory to Pledgee.

9.2

This Agreement shall continue to be valid until the full performance of the Contract Obligations or the full discharge and satisfaction of the Secured Debts.

10.

Notices

All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to either Party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the following addresses (or at such other address for such Party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) days after delivery to or pickup by the overnight courier service:

If to Pledgee Shanghai Cangyun:

Shanghai Cangyun Management Consulting Co., Ltd.

Address:

Room 3166, 3rd Floor, Building 6, No. 1328, Yixian Road, Baoshan District, Shanghai, PRC

Telephone:

【15880203378】

Email:

【martin5033@126.com】

Attention:

【Tsang Yung Lap】

with copies (which shall not constitute notice) to:

Beijing yingke (guangzhou) law firm

Email:

563254315@qq.com

Attention:

Zhiquan Chen

If to Pledgor A:

Xingtaoi ZHOU

Address:

【No. 2, unit 4, building 8, no. 8, chandian zi youmiao road, jinniu district, chengdu】

Telephone:

【15384445544】

Email:

【15884445544@163.com】

If to Pledgor B:

Wei WANG

Address:

【No. 14, lane 1, dongxiao city, chongwen district, Beijing】

Telephone:

【13828776181】

Email:

【1207982029@qq.com】

If to Pledgor C:

Yaqin Fu

Address:

【No. 88, lane 7171, shenjiang road, pudong new area, Shanghai】

Telephone:

【13020141771】

Email:

【2448892378@qq.com】

11.

Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged among them with respect to this Agreement constitutes confidential information.  The Parties shall maintain the confidentiality of all such information.  Without the prior written consent of the Party who had provided such information, none of the Parties shall disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal or financial advisors regarding the transactions contemplated hereunder, and such legal or financial advisors are also bound by duties of confidentiality similar to the duties set forth in this Article.  Disclosure of any confidential information by the staff or employee of any Party shall be deemed as disclosure of such confidential information by such Party, for which the Party shall be held liable for breach of this Agreement.  This Article shall survive the termination of this Agreement for any reason.

12.

Applicable Law and Dispute Resolution

12.1

The formation, effect, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by PRC laws.

12.2

Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties.  If the dispute fails to be resolved within thirty (30) days after one Party gives notice requesting consultations to the other Party, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (hereinafter, the “CIETAC”) for arbitration in Shanghai in accordance with the then effective arbitration rules of the CIETAC.  The arbitration panel shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators, of which one arbitrator shall be selected by the Pledgee and one arbitrator shall be jointly selected by the Pledgors. The third arbitrator, who shall be the chairman of the arbitration panel, shall be jointly selected by the two arbitrators selected by the Parties and shall not be a citizen of the United States or the PRC, shall be fluent in both English and Chinese and shall have expertise in the area of the dispute.  The arbitration award shall be final and binding on all Parties.

12.3

During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

13.

Miscellaneous

13.1

The Pledgee may, upon notice to the Pledgors but without Pledgors’ consent, assign Pledgee’s rights and/or obligations hereunder to any third party.  The Pledgors may not, without the Pledgee’s prior written consent, assign any of the Pledgors’ rights, obligations and/or liabilities hereunder to any third party.  Successors or permitted assignees (if any) of the Pledgors shall be bound by, and continue to perform, the obligations of the Pledgors under this Agreement.

13.2

The amount of Secured Debts determined by the Pledgee in exercising its rights over the Pledged Equity in accordance with the provisions contained herein shall be conclusive evidence of the amount of the Secured Debts hereunder.

13.3

This Agreement is made in five (5) originals in both English and Chinese.  Each Party shall keep one (1) original of each language version.  The remaining one (1) original shall be submitted to SAIC for registration of the Equity Pledge hereunder.  The two language versions shall be equally valid. In the event that there is any discrepancy between the Chinese and English versions, the arbitration panel as constituted pursuant to Article 12.2 shall decide which version more accurately reflects the true intention of the Parties.

13.4

This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

13.5

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Parties.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereunder.

13.6

If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

13.7

Upon the execution of this Agreement, each of the Pledgors shall respectively enter into a power of attorney (hereinafter the “Power of Attorney”) to authorize a person acceptable to Pledgee to sign, on behalf of such Pledgor and according to this Agreement, any and all legal documents necessary for the exercise of the Pledgee’s rights hereunder.  Such Power of Attorney shall be delivered to Pledgee and Pledgee may, at any time if necessary, require the Pledgors to respectively execute multiple copies of the Power of Attorney and deliver the same to the relevant government authority.

13.8

Each Party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first above written.

Pledgee:

Shanghai Cangyun Management Consulting Co., Ltd.  (seal)

By:

/s/ Yung Lap Tsang

Title:

________________________

Pledgor A:

Xingtao ZHOU  /s/ Xingtao ZHOU

Pledgor B:

Wei WANG  /s/ Wei WANG

Pledgor C:

Yaqin Fu  /s/ Yaqin Fu

[Execution Page of Equity Pledge Agreement Dated __8 August_, 2019]

Appendix I

Basic Information of the Domestic Company

Company Name:

Hainan Cangbao Tianxia Cultural Relic Co., Ltd.

Registered Address:

Room 609, 6th Floor, Shengda Plaza, No. 61, Guoxing Ave. Meilan District, Haikou City, Hainan Province,

Registered Capital:

RMB 10,000,000

Equity Structure:

Xingtao ZHOU  – 56%

Wei WANG – 24%

Yaqin FU – 20%

Company Name:

Cangbao Tianxia（Shanghai）Cultural Relic Co., Ltd.

Registered Address:

Room 169, area C, 5th floor, building 1, no.6 kangye road, zhujiajiao town, qingpu district,Shanghai City

Registered Capital:

RMB 33,000,000

Equity Structure:

Xingtao ZHOU  – 56%

Wei WANG – 24%

Yaqin FU – 20%